UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2007

IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania         19355

Registrant’s telephone number, including area code: (610) 296-8000

                          Not Applicable
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2007, IKON Office Solutions, Inc. (the "Company") sold $150 million aggregate principal amount of Senior Unsecured Floating Rate Notes due 2012 (the "Senior Notes"). The Company sold the Senior Notes to Wachovia Capital Markets LLC, as initial purchaser  (the "Initial Purchaser"), pursuant to the terms of a Purchase Agreement entered into between the parties on December 7, 2007. The Senior Notes were issued in a private placement by the Company to the Initial Purchaser and offered for resale by the Initial Purchaser pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the "Securities Act").  The Senior Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Company also entered into an Indenture governing the Senior Notes, dated as of December 20, 2007, with The Bank of New York, as trustee (the "Indenture"). The Senior Notes are unsecured and rank pari passu to existing and future unsubordinated indebtedness of the Company and are effectively subordinated to (i) secured indebtedness of the Company and (ii) all indebtedness and other liabilities of the Company’s subsidiaries. The Senior Notes bear interest payable quarterly in arrears on January 1, April 1, July 1, October 1 of each year commencing on April 1, 2008. The Senior Notes mature on January 1, 2012. Among other things, the Indenture provides that the Senior Notes are redeemable at the option of the Company in whole or in part, at any time, at specified redemption prices.

The Indenture also contains certain covenants which restrict the ability of the Company and certain of its subsidiaries to, among other things, incur additional indebtedness; pay dividends on stock, redeem stock or redeem subordinated debt; make investments; guarantee other indebtedness; sell assets; enter into agreements that restrict dividends or other distributions from restricted subsidiaries; enter into transactions with affiliates; create or assume liens; enter into sale and leaseback transactions; and engage in mergers or consolidations. All of these limitations and restrictions are subject to a number of significant exceptions.

A copy of the Indenture is filed as Exhibit 10.1 to this report. The foregoing description of the Indenture is qualified in its entirety by reference to the actual agreement.

Registration Rights Agreement

As is customary for transactions such as this, the Company and the Initial Purchaser have also entered into a registration rights agreement dated as of December 20, 2007 (the "Registration Rights Agreement") pursuant to which the Company has agreed to file an exchange offer registration statement, within 110 days after the issue date of the Senior Notes, which will allow holders to exchange the Senior Notes for a new issue of substantially identical debt securities registered under the Securities Act. The Company has also agreed to file a shelf registration statement to cover resales of the Senior Notes under certain circumstances. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Senior Notes.

A copy of the Registration Rights Agreement is filed as Exhibit 10.2 to this report. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual agreement.

Item 8.01 Other Events.

The information set forth under Item 1.01 above is also intended to be disclosed under this Item 8.01 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1           Indenture dated as of December 20, 2007, between IKON Office Solutions, Inc and The Bank of New York.

10.2           Registration Rights Agreement dated as of December  20, 2007, between IKON Office Solutions, Inc and Wachovia Capital Markets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated:  December 21, 2007

Exhibit Index

Exhibit No.	Description

10.1	Indenture dated as of December 20, 2007, between IKON Office Solutions, Inc and The Bank of New York.
10.2	Registration Rights Agreement dated as of December 20, 2007, between IKON Office Solutions, Inc and Wachovia Capital Markets, LLC.